Exhibit 99.1

News Release

For Immediate Release

bioAffinity Technologies Announces Award of Therapeutic Patents in China, Mexico and Australia

Awarded patents protect novel porphyrin conjugated compounds for selective delivery of cancer treatments

SAN ANTONIO, TX – Oct. 25, 2022 – bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) announced the People’s Republic of China awarded a Certificate of Patent to the Company’s wholly owned subsidiary OncoSelect® for its patent “Porphyrin Compounds and Compositions Useful for Treating Cancer” that is directed to novel compounds in which porphyrins are conjugated to chemotherapeutics for selective delivery of cancer treatment.

bioAffinity Technologies also announced that Mexico and Australia recently awarded the Company therapeutic patents with claims directed to novel compounds of porphyrin conjugates for selective delivery of cancer treatment. The patents grant protection to 2037.

“An estimated 4.5 million people are expected to receive a cancer diagnosis this year in China, and more than 3 million people are expected to die. Cancer is the leading cause of death in China,” said Maria Zannes, President and Chief Executive Officer of bioAffinity Technologies. “Nearly 200,000 Mexicans are diagnosed annually with cancer, and an estimated one in 18 Australians are expected to have a personal history of cancer by 2040. The award of these patents in China, Mexico and Australia is further evidence that bioAffinity Technologies can be a leader in advancing novel approaches for both diagnosing and treating this deadliest of diseases.”

bioAffinity’s therapeutic discoveries are the result of research related to advancing its non-invasive lung cancer diagnostic CyPath® Lung which has shown 92% sensitivity and 87% specificity in detecting lung cancer in people at high risk for the disease and who have small nodules less than 20 millimeters. CyPath® Lung uses a specific fluorescent porphyrin that labels cancer cells in a patient’s lung sputum sample for detection using flow cytometry. The intellectual property associated with CyPath® Lung was licensed and has been developed as a laboratory developed test by Precision Pathology Services for sale to physicians.

“bioAffinity’s research led to an accurate, patient-friendly test to detect early-stage lung cancer. Our research also uncovered novel approaches being developed to treat cancer. The selectivity of porphyrins for cancer makes them excellent candidates for drug delivery and diagnostic products,” Zannes said.

The Company and its subsidiary OncoSelect hold patents in the U.S., Australia, Canada, China, France, Germany, Hong Kong, Italy, Mexico, Spain, Sweden, and the United Kingdom.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) addresses the need for noninvasive diagnosis of early-stage cancer and diseases of the lung, and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a non-invasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Services. OncoSelect® Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated use of proceeds from the Company’s offering of common shares. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts:

Company Contact:

Maria Zannes, President & Chief Executive Officer

mz@bioaffinitytech.com

Investor Relations Contact:

Tiberend Strategic Advisors, Inc.

Jonathan Nugent

jnugent@tiberend.com

or

David Irish

dirish@tiberend.com